Exhibit 99.1

BIONIK Laboratories Announces $5 Million Capital Raise through Issuance of Convertible Notes

TORONTO & BOSTON - July 29, 2021- BIONIK Laboratories Corp. (OTCQB:BNKL), a robotics company focused on providing rehabilitation and assistive technology solutions to individuals with neurological and mobility challenges from hospital to home, announced today it has entered into a series of agreements to issue secured convertible promissory notes of the Company (the “Loan”) for a total of $5 million in gross proceeds to the Company.

Of the $5 million, 80% comes from new investors, highlighting confidence as the Company continues to enhance its technology offerings for commercial applications. In addition, the Company also eliminated approximately $3.9 million in total existing term loans by applying such amounts to purchase approximately $3.3 million of additional convertible promissory notes and an aggregate of 231,518 common shares of BIONIK. The convertible notes have a maturity date of March 31, 2022 and convert into common stock at the maturity date.

“We’re pleased to secure this financing from a diverse mix of new and existing investors, demonstrating a strong belief in BIONIK’s technology suite of hardware and software solutions for the commercial rehabilitation market,” said Rich Russo Jr., CFO and interim CEO, BIONIK. “As the world continues to re-open following the pandemic, we believe we are well positioned to meet the needs of both in-facility rehabilitation and remote patient data analyzation due to our rich technology offerings and deep understanding of patient outcomes.”

The Company will utilize the funds to further develop its technology offerings, such as the BIONIK InMotion® therapy systems and data platform InMotion Connect®, while also building a more robust commercial sales strategy post-pandemic and increasing marketing/branding efforts.

About BIONIK Laboratories Corp.

BIONIK Laboratories is a robotics company focused on providing rehabilitation and mobility solutions to individuals with neurological and mobility challenges from hospital to home. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility-impaired patients, including three products on the market and two products in varying stages of development.

For more information, please visit www.BIONIKlabs.com and connect with us on Twitter, LinkedIn, and Facebook.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "should," "would," "will," "could," "scheduled," "expect," "anticipate," "estimate," “possible,” "believe," "intend," "seek," or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of robotic rehabilitation products and other Company products, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, pipeline of potential sales, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the market and projected market for our existing and planned products, (v) the Company’s search for a permanent CEO and (vi) the assumptions underlying or relating to any statement described in points (i), (ii), (iii), (iv) or (v) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the inability to meet listing standards to uplist to a national stock exchange, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the impact on the Company’s business as a result of the Covid-19 pandemic, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

Media Contact:

Matt Bretzius
FischTank PR
matt@fischtankpr.com